Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 26 to the Registration Statement (Form N-4, No. 333-109860) of Variable
Annuity Account C of Voya Retirement Insurance and Annuity Company, and to the use
therein of our reports dated (a) March 16, 2017, with respect to the consolidated financial statements of Voya Retirement Insurance and Annuity Company and (b) April 4, 2017, with respect to the financial statements of Variable Annuity Account C of Voya Retirement
Insurance and Annuity Company.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 11, 2017